EXHIBIT 5.2

To: Credit Suisse Group AG Paradeplatz 8 P.O. Box 1 8070 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 | CH-8005 Zurich P.O. Box 314 | CH-8037 Zurich T +41 43 222 10 00 F +41 43 222 15 00 lawyers@homburger.ch

March 23, 2012 BOR | SAO

Credit Suisse Group AG and Credit Suisse AG — Registration Statement on Form F-3

Ladies and Gentlemen

We, Homburger AG, have acted as special Swiss counsel to Credit Suisse Group AG (CSG) and Credit Suisse AG (CS) in connection with the issuance of securities by CSG or CS, in each case, acting through either its head office or one of its branches, under the registration statement on Form F-3 (excluding the documents incorporated by reference therein, the Registration Statement) to be filed under the United States Securities Act of 1933, as amended (the Securities Act), with the U.S. Securities and Exchange Commission (the SEC) on or about March 23, 2012, for the purpose of registering on or after the date hereof:

(a)

offerings by CSG or CS, in each case, acting through either its head office or one of its branches, of one or more series of senior or subordinated debt securities (the Debt Securities) or warrants (the Warrants and, together with the Debt Securities, the Securities);

(b)

senior or subordinated guarantees issued by CSG, acting through its head office (the CSG Contingent Convertible Guarantees), in respect of senior or subordinated exchangeable or convertible debt securities issued by Credit Suisse Group (Guernsey) I Limited or Credit Suisse Group (Guernsey) III Limited (such debt securities, the Contingent Convertible Securities, and, such issuers, the Guernsey Issuers);

(c)	offerings of Contingent Convertible Securities; and

(d)	in the case of any Debt Securities or Contingent Convertible Securities that are convertible into, or Warrants that entitle the holder thereof to purchase, shares of CSG (Shares), such Shares,

in each case, on the terms and conditions described in the Registration Statement.

As such counsel, we have been requested to give our opinion as to certain matters of Swiss law relating to the Securities, the CSG Contingent Convertible Guarantees and the Shares.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents (including, in the case of the Registration Statement, any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only examined the following documents (collectively, the Documents):

	(a)	an electronic copy of the Registration Statement;

	(b)	an electronic copy of the following exhibits to the Registration Statement:

		(i)	Form of Senior Indenture between CSG and JPMorgan Chase Bank, N.A., as trustee;

		(ii)	Form of Subordinated Indenture between CSG and JPMorgan Chase Bank, N.A., as trustee;

		(iii)	Form of Senior Debt Security of CSG;

		(iv)	Senior Indenture between CS and The Bank of New York, as trustee, dated as of March 29, 2007;

		(v)	Subordinated Indenture between CS and The Bank of New York, as trustee, dated as of March 29, 2007;

		(vi)	Form of Debt Security of CS;

		(vii)	Form of Subordinated Debt Security of CS;

(viii)

Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities Indenture between Credit Suisse Group (Guernsey) I Limited, as issuer, CSG, as guarantor, and HSBC Bank USA, N.A., as trustee, dated as of May 16, 2011;

(ix)

Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities Indenture between Credit Suisse Group (Guernsey) III Limited, as issuer, CSG, as guarantor, and HSBC Bank USA, N.A., as trustee, dated as of May 16, 2011;

(x) Form of Senior or Subordinated Guaranteed Convertible Security of Credit Suisse Group (Guernsey) I Limited (including the forms of related CSG guarantees endorsed thereon); and

(xi) Form of Senior or Subordinated Guaranteed Convertible Security of Credit Suisse Group (Guernsey) III Limited (including the forms of related CSG guarantees endorsed thereon)

(such exhibits, the Exhibits);

(c)	certified excerpts from the Register of Commerce of the Canton of Zurich for CSG and CS, dated as of March 13, 2012 and March 14, 2012, respectively (collectively, the Excerpts);

(d)

an electronic copy of (i) the articles of association (Statuten) of CSG in their version as of February 8, 2012, and (ii) the articles of association (Statuten) of CS in their version as of May 2, 2011 (collectively, the Articles);

(e)	an electronic copy of the Organizational Guidelines and Regulations of Credit Suisse Group AG and Credit Suisse AG, valid as of December 8, 2010 (the Regulations);

(f)	an electronic copy of the GP-00200 Global Policy Funding Authority within Credit Suisse Group and Credit Suisse effective as of December 17, 2008 (the Funding Directive); and

(g)	an electronic copy of the certificate of D. Mathers, as Chief Financial Officer of CSG and CS, dated March 14, 2012 (the CFO Approval).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion, we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

	(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)

all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

	(c)	except as expressly opined upon herein, all information contained in the Documents is, and all material statements made to us in connection with the Documents are, true and accurate;

	(d)	the Registration Statement and the Exhibits will be executed and filed with the SEC in the form reviewed by us;

	(e)	the Registration Statement has become effective under the Securities Act;

	(f)	none of the Documents furnished to us has been amended, supplemented or terminated;

(g)

if any Securities are issued by CSG or CS, in either case, acting through one of its branches (such branch, the Relevant Issuing Branch), (i) CSG or CS, as applicable, and the Relevant Issuing Branch have the requisite power and authority under the laws of the jurisdiction in which the Relevant Issuing Branch is domiciled to act as provided in the relevant documents, (ii) the Relevant Issuing Branch has complied and will comply with all internal guidelines with respect to the issuance of such Securities, and (iii) as a matter of the laws of the jurisdiction in which the Relevant Issuing Branch is domiciled, the obligations entered into by the Relevant Issuing Branch are automatically those of CSG or CS, as applicable, itself;

(h)

the aggregate nominal amount of securities issued pursuant to the Registration Statement on or after March 23, 2012, will at no time exceed USD 40 billion in accordance with the CFO Approval (the Size Limitation); provided, however, that the aggregate nominal amount of securities issued pursuant to the Registration Statement on or after March 23, 2012, may exceed the Size Limitation if at or prior to the issuance of any securities in excess of the Size Limitation, an increase in the Size Limitation greater than or equal to the amount by which such securities exceed the Size Limitation has been duly authorized in accordance with the then applicable mandatory Swiss law and corporate rules and guidelines;

	(i)	the Excerpt is correct, complete and up-to-date, and the Articles, the Regulations, the Funding Directive and the CFO Approval are in full force and effect and have not been amended;

	(j)	all corporate and other authorizations, approvals, consents, licenses, exemptions and other requirements for the legality, validity and enforceability of any Security, Share or CSG

Contingent Convertible Guarantee (other than those required to be obtained by CSG or CS, as applicable, under the federal laws of Switzerland that in our experience are normally applicable to general business entities in relation to transactions of the type contemplated by the Documents) have been duly obtained prior to the execution and issuance thereof, and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;

(k)

in the case of each Debt Security and CSG Contingent Convertible Guarantee to be issued, such Debt Security or, in the case of a CSG Contingent Convertible Guarantee, the Contingent Convertible Securities guaranteed thereby is authenticated and delivered in accordance with the applicable indenture (including any indenture supplemental thereto);

(l)

in the case of each Security and CSG Contingent Convertible Guarantee, (i) such Security or CSG Convertible Contingent Guarantee, as the case may be, and (ii) in the case of any CSG Contingent Convertible Guarantee, the Contingent Convertible Securities guaranteed thereby are issued and sold as contemplated in the Registration Statement;

(m)

prior to the issuance of any Debt Security, Warrant or CSG Contingent Convertible Guarantee, (i) the terms of such Debt Security, Warrant or CSG Contingent Convertible Guarantee, as the case may be, and of its issuance and sale, and (ii) in the case of any CSG Contingent Convertible Guarantee, the terms of the Contingent Convertible Securities guaranteed thereby and of its issuance and sale, have been established in conformity with the relevant indenture (including any indenture supplemental thereto) or warrant agreement, as applicable, so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court of governmental body having jurisdiction over CSG or CS, as applicable;

(n)

all relevant documents are within the capacity and powers of, and have been validly authorized, executed and delivered by, each party thereto, and each such party (other than CSG and CS) is duly incorporated or formed and organized and validly existing under the laws of its jurisdiction of incorporation or formation;

(o)	except as expressly opined on herein, all relevant documents are valid, binding and enforceable obligations of each party thereto;

(p)

each Security will be valid, binding and enforceable under the laws of the State of New York, by which such Security is expressed to be governed (except, in the case of any subordinated Security, for the subordination provisions thereof, which are expressed to be governed by the laws of Switzerland), and the choice of (i) in the case of any subordinated Security, the laws of Switzerland as the governing law for the subordination provisions thereof and of the laws of the State of New York as the governing law for all other purposes, and (ii) in the case of all other Securities, the laws of the State of New York as the governing law, is valid under the laws of the State of New York;

(q)	each CSG Contingent Convertible Guarantee will be valid, binding and enforceable under the laws of England, by which such CSG Contingent Convertible Guarantee is expressed to be governed (except, in the case of any subordinated CSG Contingent Convertible Guarantee, for the subordination provisions thereof, which are expressed to be governed by the laws of Switzerland), and the choice of (i) in the case of any subordinated CSG Contingent Convertible Guarantee, the laws of Switzerland as the governing law for the subordination provisions thereof and of the laws of England as the governing law for all other purposes, and (ii) in the case of all other CSG Contingent Convertible Guarantees, the laws of England as the governing law, is valid under the laws of England; and

(r)

as far as any obligation under any Security or CSG Contingent Convertible Guarantee is required to be performed in any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction.

III.	Opinion

Based on the foregoing assumptions and subject to the qualifications set out below, we express the following opinion:

	1.	Each of CSG and CS is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

	2.	Each of CSG and CS has the corporate power to, and all necessary corporate action has been taken to, execute, deliver and file the Registration Statement.

3.

Each Debt Security will, when issued by CSG or CS, as the case may be, constitute a valid and legally binding obligation of CS or CSG, as applicable, enforceable against it in accordance with its terms.

	4.	Each Warrant will, when issued by CSG or CS, constitute a valid and legally binding obligation of CSG or CS, as applicable, enforceable against it in accordance with its terms.

5.

In the case of (i) any Debt Securities and Contingent Convertible Securities that are convertible into Shares, and (ii) any Warrants that entitle the holders thereof to purchase Shares, when any such Share is issued and paid for pursuant to (A) the terms of such Debt Securities, Contingent Convertible Securities or Warrants, as the case may be, and (B) the Articles of CSG and Swiss corporate law, such Share will be validly issued, fully paid and non-assessable (i.e., no further contributions in respect thereof will be required to be made to CSG by the holder thereof by reason only of its being such holder).

6.

Each CSG Contingent Convertible Guarantee will, when such CSG Contingent Convertible Guarantee is issued by CSG and the Contingent Convertible Securities guaranteed by such CSG Contingent Convertible Guarantee have been issued by the relevant Guernsey Issuer, constitute a valid and legally binding obligation of CSG, enforceable against CSG in accordance with its terms.

IV.	Qualifications

The above opinion is subject to the following qualifications:

(a)

The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)

This opinion is confined to the Shares, the Securities and the CSG Contingent Convertible Guarantees. We do not render any opinion on or express any views relating to (i) any other securities or guarantees issued by either CSG or CS or (ii) any securities or guarantees issued by any entity other than CSG or CS (including, without limitation, the Contingent Convertible Securities).

(c)

A determination, calculation or certificate as to any matter may be held by a Swiss court not to be final, conclusive or binding if such determination, calculation or certification were shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith.

(d)

To the extent the terms of any Security or CSG Contingent Convertible Guarantee provide for the payment of additional amounts to the extent (Swiss) withholding tax is imposed on any payments under any Securities, CSG Contingent Convertible Guarantees or any other document, security or guarantee, such obligation to pay such additional amounts may — if the payments were classified by the Swiss federal tax administration as made by an entity resident or situated in Switzerland for Swiss taxation purposes — violate Article 14 of the Swiss Federal Withholding Tax Act of October 13, 1965, which stipulates that (i) Swiss withholdings tax (Verrechnungssteuer) to be withheld from any payment must be charged to the recipient of the payment, and (ii) contradictory agreements are null and void as to this issue.

(e)

Article 1157 of the Swiss Code of Obligations (Schweizerisches Obligationenrecht, OR) (the CO) provides that if bonds are issued directly or indirectly by public subscription by an issuer domiciled or having a business establishment in Switzerland, the bondholders form a community of creditors by operation of law. In such case, the provisions on the community of creditors contained in the Indenture, notably those on the powers and organization of bondholder meetings, are subject to, and must comply with, the provisions of the CO. We believe that these provisions of the CO will not apply to Securities issued by CSG or CS, in each case, acting through one of its non-Swiss branches, if such Securities are (i) issued through such branch without the involvement of the Swiss head office and (ii) exclusively placed outside of Switzerland. Nevertheless, we note that there is no guidance in Swiss doctrine or jurisprudence supporting this view, and a Swiss court (or, in case of the bankruptcy of the Swiss company, the Swiss bankruptcy trustee) may take the view that such provisions of the CO must nonetheless apply.

(f)

As used in Section III, the terms “enforceable” and “enforceability” mean that the relevant obligation or document is of a type enforced by the Swiss courts in accordance with, and subject to, the rules of procedure applicable in Switzerland. However, enforceability of the Shares, Securities and CSG Contingent Convertible Guarantees may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors and secured parties in general (including, without limitation, provisions relating to voidable preferences as set forth in Articles 285 et seq. of the Swiss Federal Debt Enforcement and Bankruptcy Act of April 11, 1889, as amended), laws or principles of general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)), and public policy, as defined in Articles 17-19 of the Swiss Private International Law Act of December 18, 1987, as amended (the Private International Law Act).

Enforcement before the courts of Switzerland will in any event be subject to:

(i)

the nature of the remedies available in the Swiss courts (and nothing in this opinion must be taken as indicating that specific performance (other than for the payment of a sum of money) or injunctive relief would be available as remedies for the enforcement of such obligations); and

	(ii)	the acceptance of such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere.

(g)

Contractual submissions to a particular jurisdiction are subject to the mandatory provisions on the protection of consumers, insured persons and employees pursuant to the Convention on Jurisdiction and Recognition and Enforcement of Judgments in Civil and Commercial Matters of October 30, 2007, as amended (the Lugano Convention), the Private International Law Act and such other international treaties by which Switzerland is bound.

(h)

Claims may become barred under statutes of limitation or prescription, or may be or become subject to available defenses such as set-off, counterclaim, misrepresentation, material error, frustration, overreaching, duress or fraud. Further, (i) limitations may apply to any provision in any Transaction Agreement that limits the liability of any party thereto or provides for indemnification and contribution obligations of CSG or CS, as applicable, if a court considers that such party or the indemnified person, respectively, acted willfully or negligently, and (ii) any party’s obligation to pay an amount under any Share, Security or CSG Contingent Convertible Guarantee may be unenforceable if a Swiss court finds that such amount constitutes an excessive penalty (such as exemplary or punitive damages).

(i)

The enforceability in Switzerland of a foreign judgment rendered against CSG or CS, as the case may be, is subject to the limitations set forth in (x) the Lugano Convention, (y) such other international treaties under which Switzerland is bound, and (z) the Private International Law

Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

(i) in case of sub-clauses (y) and (z) above and, in certain exceptional cases, sub-clause (x) above, such foreign court had jurisdiction;

(ii) such judgment has become final and non-appealable, or, in the case of sub-clause (x) above, has become enforceable at an earlier stage;

(iii)

the court procedures leading to such judgment followed the principles of due process of law, including proper service of process, subject to special provisions provided for by the Lugano Convention; and

(iv) such judgment on its merits does not violate Swiss law principles of public policy.

(j)

The enforcement of a claim or court judgment under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs and the foreign currency amount must accordingly be converted into Swiss francs in accordance with the applicable rules.

(k)	It is doubtful whether a Swiss court would enforce a judgment of any court of the United States or any part thereof predicated solely upon the federal securities laws of the United States.

(l)	A Swiss court may limit or decline to give effect to an indemnity for legal fees or costs incurred.

(m)	Swiss courts do not consider themselves bound by contractual severability provisions or provisions stating that an agreement may only be amended in writing.

(n)

Pursuant to Swiss law, any mandate, power of attorney or instruction provided to, or appointment of, an agent may be revoked at any time by the principal, notwithstanding such mandate, authority, instruction or appointment being stated to be irrevocable.

(o)

Pursuant to Article 10 of the Private International Law Act and Article 31 of the Lugano Convention, Swiss courts may order preliminary measures even where they do not have jurisdiction over the substance of the matter.

(p)	We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement.

(q)

We express no opinion on the admissibility or validity of, or the procedures relating to, the registration of the offering of Securities, CSG Contingent Convertible Guarantees Shares, or Contingent Convertible Securities with the SEC.

(r) Further, we express no opinion, as to any banking, tax, commercial, accounting, calculating, auditing or other non-legal matter.

* * *

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading “Legal Matters”. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as special Swiss counsel to CSG and CS, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion shall be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being Zurich 1.

Very sincerely yours

/s/ RENÉ BÖSCH

HOMBURGER AG